Exhibit 99.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (“Agreement”) is entered into this 31st day of August 2010, between National Energy Services Company, Inc. with a corporate address at 16238 F-108 Ranch Rd, Austin, TX 78717, a Nevada corporation (“Buyer”), and Propalms International LTD., a Nevada corporation, (the “Company”) Robert Zysblat and Owen Dukes (“Shareholders”) individually and collectively known as (“Seller(s)”).

WHEREAS, the Company is engaged in the business of providing various computer software sales and program maintenance (the “Business”) located in internationally; and

WHEREAS, the Company has licensing agreements for the sales of copyrighted software; and

WHEREAS, Seller desires to sell, assign and transfer to Buyer one hundred percent (100%) of the issued and outstanding capital stock of the Company (“Stock”), and Buyer desires to purchase the Stock from Seller,

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

Purchase and Sale of Stock

SECTION 1.01 Seller agrees to sell to Buyer, and Buyer agrees to purchase from Shareholders One Million (1,000,000) common shares of the Company representing one hundred percent (100%) of the issued and outstanding capital stock of the Company.

SECTION 1.02

(a) Security Interest. Seller warrants and covenants that at Closing (as defined by Section 1.03 hereof), the assets owned by the Company shall be held free and clear of all mortgages, liens, deeds of trust, security interests, pledges, restrictions, prior assignments, charges, claims, defects in title and encumbrances of any kind or type whatsoever (Collectively, the “Security Interests”) except for: (1) the Security Interests disclosed on Appendix 1.02; (2) liens for taxes, other than state, federal or local income taxes and other taxes of the Company that not yet due and payable, accruing before the Closing Date, and (3) the Continuing Liabilities described below.

(b) Continuing Liabilities. Except as otherwise provided herein and subject to the terms and conditions of this Agreement, Seller represent, warrant, and covenant that the Company shall have no liabilities at Closing except the following (collectively, the “Continuing Liabilities”):

(1)	All liabilities and obligations of the Company that are accrued or reserved against on the Company’s balance sheet, dated August 31, 2010 (the “Interim Balance Sheet Date”) and as attached hereto as Appendix 102b1 (the “Interim Balance Sheet”), and which remain unpaid as of the Closing Date to the extent of any remaining reserve or accrual on the Company’s balance sheet, dated as of the Closing Date (the “Closing Balance Sheet”);

(2)	All liabilities of the Company that are incurred in the ordinary course of the Business, consistent with past practice, subsequent to the Interim Balance Sheet Date and through the Closing Date, which remain unpaid as of the Closing Date and are accrued or reserved against in the Closing Balance Sheet, but only to the extent of such reserve accrual;

(3)	Any liability or obligation arising before the Closing Date under the Vendor/ Consulting Contracts (as defined in Section 2.01(e) hereof) but only to the extent of any reserve or accrual on the Closing Balance Sheet and all liabilities and obligations arising after the Closing Date under the Vendor/ Consulting Contracts.

(c) Excluded Liabilities. Buyer shall not assume, nor does Buyer agree to pay, any debts not specifically described in Section 1.02(a) and 1.02(b) and their appendices hereof. Seller shall indemnify and hold Buyer harmless against any such debts.

SECTION 1.03 Closing. The Closing of this transaction shall be held at Orlando, FL, on September 1, 2010 or at such other time, date and place as shall be fixed by agreement among the parties hereto (“Closing Date”). At the Closing, the parties shall execute and deliver the documents referred to in Section 1.05 below.

SECTION 1.04 Purchase Price and Payment. The Purchase Price for the Seller’ Stock shall be based on the formula attached as Appendix 1.04. Payment of the Purchase Price by Buyer shall be in the form of common stock of the Buyer, valued at $.01 per share.

SECTION 1.05 Items to be delivered at Closing.

(a)	Seller shall deliver the following to Buyer at Closing

1.	fully executed certificates of the Stock of the Company, free and clear of all liens and encumbrances of any kind;

2.	all third party consents which may be necessary of desirable in connection with the transactions contemplated hereby, including the Contracts (as defined herein);

3.	a certificate, signed by a duly authorized officer of the Company and dated the Closing Date, representing that any conditions described herein is satisfied;

4.	documents designated by Buyer sufficient to evidence the Company’s intellectual property rights of its products and services;

5.	employment agreements for any employee with an annual salary of $100,000 or greater or any and all officers;

6.	software licensing agreements for all software sold or represented as serviced by the Company;

7.	any other certificates, documents, and instruments reasonably required to complete the transaction.

(b)	Buyer shall deliver to Seller the following:

1.	a certificate, signed by an authorized officer of Buyer and dated the Closing Date, representing that any conditions represented in this agreement have been met;

2.	copies of resolutions of the Board of Directors of Buyer with respect to the approval of this Agreement and the transactions contemplated hereby;

3.	any other certificates or other documents and instruments required herein to be delivered by Buyer in order to complete the transaction.

4.	fully executed certificates for shares of the Buyer’s common stock required by the Purchase Price.

(c)	Notwithstanding anything contained herein to the contrary, neither the Seller nor the Buyer’s obligations to deliver the respective shares to the other shall arise, until such time as the Buyer shall have effectively increased its authorized shares to permit the issuance, in accordance with the applicable law and regulation. Once the Buyer is in a position to issue the Buyer’s shares, the parties will arrange a mutual time and place to exchange the shares. In the event the Buyer is unable to deliver the Purchase Price on or before September 20, 2010, the number and/or type of share is agreed to be renegotiated.

ARTICLE II

Representations and Warranties

SECTION 2.01. Representations and Warranties of Seller. In order to induce Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to Buyer as follows:

(a) Stock; Status of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is duly qualified to transact business in every state in the United State of America and every nation and political subdivision thereof, which the failure to be so qualified would have a material adverse affect on the Business. The Company has the requisite power to carry on its Business as it is now being conducted and to own and operate the Business, and has the requisite power (corporate, financing and other) to enter into and complete the transactions contemplated by this Agreement. The Company has no business other than as stated in this Stock Purchase Agreement. No person has any option or right to acquire from Seller or the Company any of the Stock or other equity interest in the Company. The Stock in the Company is validly issued, fully paid and non-assessable. Attached as Appendix 201 are the Articles of Incorporation and Bylaws of the Company and all amendments thereto.

(b) Authorization of Agreement; Non-Contravention; Consents and Approvals.

(1) The execution, delivery and performance by Seller of this Agreement and each of the other agreements to be executed in connection with the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all necessary corporate action of the Company. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

(2) Neither the execution and delivery by Seller of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the Articles of Incorporation, as amended, or Bylaws, as amended, of the Company, (ii) result in the breach of, or conflict with, any of the terms and conditions of, or constitute a default (with or without the giving of notice or the lapse of time or both) with respect to, or result in the cancellation or termination of, or the acceleration of the performance of any obligations or of any indebtedness under any contract, agreement, lease, commitment, indenture, mortgage, note, bond, license or other instrument or obligation to which Seller or the Company is a party or by which Seller or the Company may be bound or affected, or (iii) violate any law or any rule or regulation of any administrative agency or governmental body (a “Governmental Entity”), or any order, writ, injunction or decree of any court or Governmental Entity to which Seller or the Company may be subject.

(c) Capitalization. The issued and outstanding shares of capital stock of the Company are held beneficially and of record as set forth in Appendix 201c. All issued and outstanding shares of capital stock of the Company have been validly issued and are fully paid and non-assessable. Appendix 201c also sets forth all outstanding options, warrants, preemptive rights, convertible or exchangeable securities or other rights that could obligate the Company to issue or purchase shares of capital stock or other securities (including any phantom stock, stock appreciation rights or similar interests), and the holders thereof, and specifies the extent to which any options, warrants, securities or other rights are currently vested. The offer, issuance and sale of the capital stock of the Company and the outstanding options, warrants, convertible securities or other rights to acquire such capital stock were made in compliance with applicable federal and state securities laws. Except as set forth on Appendix 201c, there are no agreements, written or oral, relating to the acquisition, disposition, voting or registration of any security or interest of the Company.

(d) Assets. The Company has, or will have at the Closing, good, valid and marketable title to all assets shown on the Interim and Closing Balance Sheets, free and clear of any Liens, except as disclosed under Appendix 201d. The Company has not sold, transferred, assigned or conveyed any of its right, title and interest, or granted or entered into any option to purchase or acquire any of its right, title or interest, in and to any of the Assets or its Business. No third party has any option or right to acquire the Company’s Business or any of the Assets.

(e) Real Property. The Company owns no real property. Appendix 201e includes a complete list of the only real property leased by the Company (“Leased Real Property”). The Company has a valid leasehold interest in the Leased Real Property and will deliver to Buyer at Closing, a certificate confirming that such lease is in full force and effect and that its leasehold interest will be transferred to Buyer at Closing without penalty or any condition that would be unacceptable to Buyer.

(f) Contracts. All Revenue Contracts (meaning contracts to which the Company is a party with its clients or customers by which the Company generates revenue) are listed on Appendix 201f. All Vendor and Consulting Contracts (meaning standing contracts to which the Company is a party with third-party vendors from which the Company receives goods or services) are listed on Appendix 201f. All Other Contracts (meaning all other standing contracts to which the Company is a party which are essential to the operation of it business) are listed on Appendix 201f. Except as disclosed on Appendix 201f (collectively, the “Contract Schedules”) each Contract will be enforceable after the Closing and sale of the Stock to Buyer without the consent of any party. A complete and accurate copy of each Scheduled Contract has been delivered or made available to Buyer or, if oral, a complete and accurate summary thereof has been delivered to Buyer. Except as set forth on Appendix 201f, the Scheduled Contracts are valid, binding and enforceable in accordance with their respective terms, are in full force and effect and were entered into in the ordinary course of business on an “arms-length” basis. The Company is not in breach or default of any of the Scheduled Contracts and no occurrence or circumstance exists which constitutes a present breach or default by the other party thereto. The Company has not been notified or advised by any party to a Scheduled Contract of such party’s intention or desire to terminate or modify any such contract or agreement. The Company has not granted any lien on any Scheduled Contract included in the Assets.

(g) Litigation. There is no litigation, suit, proceeding, action, claim or investigation, at law or in equity, pending or, to the knowledge of Seller, threatened against, or affecting in any way the Seller, the Company or the Company’s ability to own or operate its Business, or which questions the validity of this Agreement or challenges any of the transactions contemplated hereby. Neither the Company nor the Seller is subject to any judgment, order, writ, injunction or decree of any court or any federal, state, municipal or other Governmental Entity, department, commission, board, bureau, agency or other instrumentality.

(h) Absence of Change or Events. Since the Interim Balance Sheet Date, the Company has operated its business only in the ordinary course and there has not been any material adverse change in the financial condition, results of operations, business, assets or prospects of the Company or the value or condition of the Assets.

(i) Compliance with Laws. The Company has at all time conducted its Business in compliance with all applicable laws, regulations, ordinances and other requirements of all Governmental Entities (including applicable federal, state and local laws, rules and regulations respecting occupational safety and health standards). Neither Seller nor the Company has received any notice, advice, claim or complaint from any employee or Governmental Entity that the Company has not conducted, or is not presently conducting, its Business and operations in accordance with all applicable laws and other requirements of Governmental Entities.

(j) Intellectual Property.

(1) Company IP Property. The Company owns, or has the valid right or license to use, possess, sell or license, all Intellectual Property (as defined below and more precisely enumerated in Appendix 201i1, necessary or required for the conduct of its business as presently conducted and as presently proposed to be conducted, (such Intellectual Property being hereinafter collectively referred to as the “Company IP Rights”), and such rights to use, possess, sell or license are sufficient for such conduct of such business. As used herein, the term “Intellectual Property” means, collectively, all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, rights to file for patent applications (including but not limited to continuations, continuations-in-part, divisional and reissues), trademarks, logos, service marks, trade names and service names (in each case whether or not registered) and applications for and the right to file applications for registration thereof, Internet domain name or application for an Internet domain name, Internet and World Wide Web URLs or addresses, copyrights (whether or not registered) and applications for and the right to file applications for registration thereof, franchises, licenses, inventions, trade secrets, trade dress, know-how, customer lists, supplier lists, proprietary processes and formulae, software source code and object code, algorithms, net lists, architectures, structures, screen displays, layouts, inventions, development tools, designs, blueprints, specifications, technical drawings (or similar information in electronic format), publicity and privacy rights and any other intellectual property rights arising under the laws of the United States of America, any State thereof, or any country or province, and all documentation and media (in whatever form) constituting, describing or relating to the foregoing, including, without limitation, manuals, programmers’ notes, memoranda and records.

(2) No Default. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will: (i) constitute a breach, violation or default of any instrument, contract, license or other agreement governing any Company IP Right to which the Company is a party; (ii) cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Company IP Right held or owned by the Company; or (iii) impair the rights of the Company or Buyer or their subsidiaries to use, possess, sell or license any Company IP Right or portion thereof. There are no royalties, honoraria, fees or other payments payable by the Company or any of its affiliates to any third person by reason of the ownership, use, possession, license, sale, marketing, advertising or disposition of any Company IP Rights by Company.

(3) Protection of Proprietary Information. The Company has taken all necessary and appropriate steps to protect, preserve and maintain the secrecy and confidentiality of the Company IP Rights and all Seller’ ownership interests and proprietary rights therein.

(4) Registered and Unregistered Intellectual Property. Appendix 201i1 contains a true and correct list of (i) all worldwide registrations of any patents, copyrights, trademarks, service marks, Domain Names or Internet or World Wide Web URLs or addresses with any governmental or quasi-governmental authority; (ii) all applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by the Company to secure, perfect or protect its interest in the Company IP Rights, including, without limitation, all patent applications, copyright applications, and applications for registration of trademarks and service marks, (iii) all unregistered copyrights, trademarks and service marks and (iv) all 800- or 888- prefix phone numbers (or similar toll-free phone numbers) used by the Company in connection with the conduct of its business. All patents, and all registered trademarks, service marks, Internet domain names, Internet or World Wide Web URLs or addresses and copyrights held by the Company are valid and enforceable.

(5) No Infringement by Third Parties. To the knowledge of Seller, there is no unauthorized use, disclosure, infringement or misappropriation of any Company IP Rights or any Intellectual Property Right of the Company by any third party, including any employee or former employee of the Company. The Company has not agreed to indemnify any person for any infringement of any Intellectual Property of any third party by any product or service that has been sold, licensed, leased, supplied, marketed, distributed, or provided by the Company.

(k) No Broker’s or Finder’s Fees. No agent, broker, investment banker, person or firm acting on behalf of Seller is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated herein except for the Seller as described in Appendix 201j.

(l) Employee Benefit Plans. Except as shown on Appendix 201k the Company has no plans in effect for pension, profit sharing, deferred compensation, severance pay, bonuses, stock options, stock purchases, or any other form of retirement or deferred benefit, or for any health, accident or other welfare plan, as to which Buyer will become liable as a result of the transactions contemplated hereby.

(m) Environmental Matters. There have been no private or governmental claims, citations, complaints, notices of violation or letters made, issued to or threatened against Seller or the Company by any Governmental Entity or private or other party for the impairment or diminution of, or damage, injury or other adverse effects to, the environment or public health resulting, in whole or in part, from the ownership, use of operation of any of the Company’s facilities (whether owned or leased) which will be occupied or operated by Buyer as a result of the transactions contemplated hereby (the “Property”).

The Company has duly complied with, and to the best of Seller’s and the Company’s knowledge, the Property is in compliance with, the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated hereunder.

Buyer has been provided with true, accurate and complete copies of any written information in the possession of Seller or the Company, which pertains to the environmental history of the Property. Seller and the Company shall also promptly furnish to Buyer true, accurate and complete copies of any sampling and test results which may be obtained by Seller or the Company prior to the Closing from all environmental and/or health samples and tests taken at and around the Property.

(n) Financial Statements. The Company has delivered to Buyer the Interim Balance Sheet of the Company at the offices of Buyer and the related statements of income. Such financial statements, including the notes thereto, are in accordance with the books and records of the Company, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby and present fairly the financial position and the results of operations of the Company as of the dates and for the periods indicated. On or before the Closing, the Company shall deliver to Buyer monthly financial statements in a form reasonably satisfactory to Buyer for all monthly periods after the Interim Balance Sheet Date for which financial information is available, including the Closing Balance Sheet, which financial statements shall be prepared on a consistent basis with the financial statements described above.

(o) Taxes.

1) Except as shown on Appendix 201n the Company has filed all Tax Returns (as defined below) that it was required to file. All such Tax Returns were correct and complete in all respects. To the best knowledge of Seller and the Company, all Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by any Taxing Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction which has not been resolved. There are no security interests on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax. The Company has not waived any statute of limitations in respect of any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. There is no pending or threatened action, audit, proceeding or investigation for the assessment of collection of any Taxes for which the Company could be liable, and no written or legally binding agreement has been entered into with any Taxing Authority relating to Taxes for which the Company could be liable.

(2) To the actual knowledge of Seller, the Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(3) For purposes of this Agreement, “Tax” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under section 59A of the Internal Revenue Code, as amended), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether or not disputed; “Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof; and “Taxing Authority” means any governmental authority responsible for the imposition or collection of any Tax.

(p) Absence of Undisclosed Liabilities. To the actual knowledge of Seller, the Company has no material liabilities or obligations, other than (a) those reflected in the Interim Balance Sheet, (b) those liabilities or obligations incurred, consistently with past business practice, in or as a result of the normal and ordinary course of business since the Interim Balance Sheet Date, and (c) those revealed in the Appendix and Schedules attached hereto or delivered at Closing.

(q) Guarantees. The Company has not guaranteed or pledged any Assets with respect to any obligation or indebtedness of any person or entity and no person or entity has guaranteed any obligation or indebtedness of Seller.

(r) Accuracy of Documents and Information. The information provided to the Buyer by Seller in connection with its investigation of Seller and the Company, does not (and will not at the Closing Date) contain any statement of a material fact known to be untrue by the Seller.

SECTION 2.02 Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

(a) Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Buyer has the full power and authority to enter into and perform this Agreement, to carry on its business as it is now being conducted, and to execute, deliver and perform its obligations under this Agreement and consummate the transactions contemplated hereby.

(b) Capitalization. The authorized capital stock of the Buyer consists of 150,000,000 shares of Common Stock and 510,000 shares of Preferred Stock. As of the date hereof, there are in excess of 62,100,000 shares of Common Stock and 10,000 Series B Preferred Shares issued and outstanding. Additional shares are to be issued and the Seller acknowledges agreement for such action. All outstanding shares of Buyer’s Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of such outstanding shares has been issued in violation of the preemptive rights of any person, firm or entity.

(c) Binding Obligation. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all necessary corporate action of Buyer. Neither the execution and delivery by Buyer of this Agreement nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by the Buyer with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of Buyer, (ii) result in the breach of, or conflict with, any of the terms and conditions of, or constitute a default, or result in the cancellation or termination of, or the acceleration of the performance of any obligations or of any indebtedness under any contract, agreement, lease, commitment, indenture, mortgage, note, bond, license or other instrument or obligation to which Buyer is a party or by which its assets may be bound or affected, (iii) violate any law or any rule or regulation of any administrative agency or Governmental Entity, or any order, writ, injunction or decree of any court, administrative agency or Governmental Entity to which Buyer may be subject.

ARTICLE III

Covenants Relating to Conduct of Business

SECTION 3.01 Covenants of Seller. During the period from the date of this Agreement and continuing until the Closing, Seller agrees (except as expressly contemplated by this Agreement or to the extent that Buyer shall otherwise consent in writing) that they will cause the business of the Company to take the following actions:

(a) Ordinary Course. From the date hereof until the Closing Date, the Company shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its presents officers and key employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired as a result of the transactions contemplated hereby.

(b) No Other Bids. Neither the Seller, nor any of their respective affiliates, shall directly or indirectly, through any officer, director, employee, shareholder, agent or otherwise, offer any of the Stock in the Company for sale to any other individual or entity other than Buyer, nor shall they solicit or enter into negotiations with any other party for the disposition of the Assets of the Company.

ARTICLE IV

Additional Agreements

SECTION 4.01 Confidentiality and Access to Information. The Seller shall afford to Buyer and to Buyer’s accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all of the Company’s books and records, and during such period, the Company shall furnish promptly to Buyer all information concerning the Company’s Business, properties and personnel, as Buyer may reasonably request. Buyer agrees that (except as may be required by law) it will not disclose or use any information revealed during this executory period with respect to Seller at any time or in any manner, and will not use such information other than in connection its preparation for Closing of the transactions contemplated by this Agreement. In the event of termination of this Agreement for any reason, Buyer shall promptly return, or cause to be returned, to Seller all nonpublic documents obtained from Seller that it would not otherwise have been entitled to obtain; and shall not, in any manner, utilize any such information for Buyer’s benefit or in any manner harmful to Seller. The provisions of this Section 4.01 shall survive the termination of this Agreement.

SECTION 4.02 Expenses. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred by Buyer, and/or Seller in connection with this Agreement and the transactions contemplated hereby, including, without limitation, expenses of legal counsel, accountants and other advisers, shall be paid by the party incurring such costs.

SECTION 4.03 Piggyback Rights. In the event Buyer files a registration statement under the Securities Act of 1933, as amended, with respect to shares of the common shares received by Seller, prior to two years after the signing of this agreement, on a form appropriate for registering shareholders’ common stock after conversion from preferred, Buyer shall give written notice to shareholders prior to filing, and shareholders shall have the right to request to have included such shares of Buyer common stock as shall be specified in the request; provided, however, that the inclusion of the shares shall not interfere with Buyer registration of its shares and that in no event shall Buyer be obligated (i) to file a registration statement at any time other than during the period ended October 22, 2009, or (ii) to keep the prospectus with respect to the stock current for more than 30 days after the effective date of the registration statement; and provided, further, that all shares sold pursuant to the registration statement are effected within the 30 day period. If Seller or its designees do not make a request for registration within 20 days after receipt of notice from Buyer, Buyer shall have no obligation to include any shares of Buyer common stock owned by Seller or its designees in the registration statement.

ARTICLE V

Conditions Precedent

SECTION 5.01 Conditions to Each Party’s Obligation. The respective obligations of each of the parties to this Agreement shall be subject to the satisfaction prior to the Closing Date of the following conditions:

(a) Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement, if any, shall have been filed, occurred or been obtained.

(b) Legal Action. No action, suit or proceeding by any person shall have been commenced and still be pending, no investigation by any governmental or regulatory authority shall have been commenced and still be pending, and no action, suit or proceeding by any person shall have been threatened against Buyer, Seller or the Company, (a) seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any such transactions or (b) which if resolved adversely to any party, would materially and adversely affect the business or condition, financial or otherwise, of the Buyer, Seller or the Company.

SECTION 5.02 Conditions of Obligations of Buyer. The obligations of Buyer to effect the transactions contemplated hereby are subject to the satisfaction of the following conditions unless waived by Buyer in writing:

(a) Representations and Warranties. The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and Buyer shall have received a separate certificate signed by Seller to such effect.

(b) Performance of Obligations of the Company. Seller shall have performed all obligations required to be performed by them under this Agreement prior to the Closing Date, and Buyer shall have received a certificate signed by Seller to such effect. All proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Buyer and its counsel, and Buyer and its counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

(c) No Material Adverse Change. Unless this condition shall be waived in writing by Buyer, since the Interim Balance Sheet Date, there shall have been no material adverse change in the financial condition, results of operations, business or assets of the Company, and the Buyer shall have received a certificate signed by Seller to such effect. For purposes of this Paragraph, the term “material change” shall mean some condition(s) or event(s) which, when taken individually or in total, shall have the effect of reducing the current net worth of the Company by greater than ten percent (10%) than as shown in the Interim Balance Sheet.

(d) Consents and Actions. All requisite consents of any third parties to the transactions contemplated by this Agreement shall have been obtained.

(e) Other Documents. Buyer shall have received such other documents, instruments or certificates as shall be reasonably requested by Buyer or its counsel.

SECTION 5.03 Conditions and Obligations of Seller. The obligations of Seller to close the transactions contemplated hereby are subject to the satisfaction of the following conditions unless waived by Seller in writing:

(a) Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as through made on and as of the Closing Date, and Seller shall have received a certificate signed by an authorized officer of Buyer to such effect.

(b) Performance of Obligations of Buyer. Buyer shall have performed all obligations required to be performed by it under this Agreement at and prior to the Closing Date, and Seller shall have received a certificate signed by an authorized officer of Buyer to such effect.

(c) Consents and Actions. All requisite consents of any third parties or governmental agencies to the transactions contemplated hereby shall have been obtained.

(d) Other Documents. Seller shall have received such other documents, instruments or certificates as shall be reasonably requested by Seller or its counsel.

ARTICLE VI

Indemnification

SECTION 6.01

(a) Indemnification.

(1) Seller shall indemnify and hold harmless Buyer against all loss, liability, damage or expense, including reasonable attorney’s fees, net of any applicable insurance proceeds (“Losses”), for claims brought by a third party, which Buyer shall suffer, sustain or become subject to as a direct result of any breach of representation or warranty of Seller contained in this Agreement.

(2) Subject to the provisions of Section 6.01(a) hereof, Buyer shall indemnify and hold harmless Seller against all Losses that Seller may suffer, sustain, or become subject to as a direct result of any breach or inaccuracy of any representation, warranty, covenant or other agreement of Buyer contained in this Agreement, or a claim by a third party which, without regard to the merits of the claim, would constitute a breach or misrepresentation.

(b) Conditions of Indemnification for Third Party Claims. The obligations and liabilities of the parties under this Article 6 shall be subject to the following conditions:

(1) The party entitled to be indemnified hereunder (the “Indemnified Party”) shall give the party obligated to provide the indemnity (the “Indemnifying Party”) prompt notice of any Third Party Claim (the “Claim Notice”). If the Indemnifying Party promptly acknowledges in writing its obligation to indemnify in accordance with the terms and subject to the limitations of such party’s obligation to indemnify contained in this Agreement with respect to that claim, the Indemnifying Party shall have a reasonable time to assume the defense of the Third Party Claim at its expense and with counsel of its choosing, which counsel shall be reasonably satisfactory to the Indemnified Party. Any Claim Notice shall identify, to the extent known to the Indemnified Party, the basis for the Third Party Claim, the facts giving rise to the Third Party Claim, and the estimated amount of the Third Party Claim (which estimate shall not be conclusive of the final amount of such claim or demand). The Indemnified Party shall make available to the Indemnifying Party copies of all relevant documents and records in its possession.

(2) If the Indemnifying Party, within a reasonable time after receipt of such Claim Notice, fails to assume the defense of any Third Party Claim in accordance with Section 6.01(b)(1), the Indemnified Party shall (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of the Third Party Claim, at the expense and for the account and risk of the Indemnifying Party.

(3) Anything in this Section 6.01 to the contrary notwithstanding, (i) the Indemnifying Party shall not without the written consent of the Indemnified Party, settle or compromise any Third Party Claim or consent to the entry of judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of an unconditional release from all liability in respect of the Third Party Claim; (ii) if such Third Party Claim involves an issue or matter which the Indemnified Party believes will have a materially adverse effect on the Indemnified Party’s business, operations, assets, properties or prospects of its business, the Indemnified Party shall have the right to control the defense or settlement of any such claim or demand, at the expense of the Indemnified Party without contribution from the Indemnifying Party; and (iii) the Indemnified Party shall have the right to employ its own counsel to defend any claim at the expense of the Indemnify Party if (x) the employment of such counsel by the Indemnified Party has been authorized by the Indemnifying Party, or (y) counsel selected by the Indemnifying Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such action or (z) the Indemnifying Party shall not have employed counsel to assume the defense of such claim in accordance with Section 6.01(b).

(4) Nothing herein shall be deemed to prevent any Indemnified Party from making a claim hereunder for potential or contingent claims or demands, provided that (i) the Claim Notice sets forth (A) the specific basis for any such potential or contingent claim or demand and (B) the estimated amount thereof (to the extent then feasible) and (ii) the Indemnified Party has reasonable grounds to believe that such a claim or demand will be made.

(5) Notwithstanding any other provision of this Agreement, a party’s right to indemnification shall not arise until the aggregate claims (exclusive of attorney fees) exceed Twenty Five Thousand Dollars ($25,000).

(6) This Article VI shall survive the consummation of this Agreement and the transactions contemplated herein; PROVIDED HOWEVER that no claim for indemnification may be made after the one (1) year anniversary of the Closing of this transaction.

ARTICLE VII

Termination, Acknowledgement, Amendment and Waiver

SECTION 7.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual consent of Buyer and all Seller;

(b) by Buyer, on the one hand, and Seller, on the other hand, if there has been a material misrepresentation or breach of covenant or agreement contained in this Agreement on the part of the other and such breach of a covenant or agreement has not been promptly cured;

(c) by Buyer if any of the conditions set forth in Sections 5.01 and 5.02 shall not have been satisfied before September 30, 2010 or such later date as the parties hereto shall mutually agree in writing;

(d) by Seller if any of the conditions set forth in Sections 5.01 and 5.03 shall not have been satisfied before September 30, 2010 or such later date as the parties hereto shall mutually agree in writing.

SECTION 7.02 Acknowledgement. Buyer and Seller agree that the following items have been discussed and will be acted upon if and when milestones are met by the Seller or the Buyer has concluded by closing or terminating an agreement between it and another appropriate party.

(a) Buyer will increase the authorized common shares to 950,000,000 common shares and maintain the current level of Preferred shares immediately following the closing of the Stock Purchase Agreement.

(b) Buyer agrees that it will not interfere with the management of the subsidiary unless its management has committed a breach of fiduciary responsibility, acted in a fraudulent or deceptive manner, or withheld, omitted or misrepresented any material occurrence in its business or financial matters, failed to submit financial statements in a timely manner for inclusion in all required reporting to governmental or regulatory agencies, took risks deemed to be detrimental to the parent corporation or committed theft or any other item that then current law or court rulings deem not coverable for indemnification purposes.

(c) Buyer will place two members on the board of directors selected by the Seller.

(d) Seller acknowledges that there is an agreement that must be honored after this transaction is completed for the current subsidiary of the Buyer, Global Green Resources to file a registration statement for an initial public offering when the sales threshold reaches $350,000 per annum (optional) or at $1,000,000 in sales per annum (mandatory). The new board members selected by the Seller agree by taking their seats that they will not interfere negatively with the agreement and will approve all actions necessary for the completion of the initial public offering and all other related actions.

(e) All parties acknowledge that the other business in Buyer’s subsidiary Applied Concepts for Energy Corp. will be sold or offered for sale or public sale no later than December 31, 2010.

(f) The parties acknowledge that a liability may exist from a default judgment in Monmouth Lighting v National Energy Services Company, Inc. in the approximate amount of $24,000 in claim, fees and costs. An agreement to pay some portion of this judgment may be required even though the it should have been a New Jersey subsidiary debt. Due to certain facts in the case and other personal guarantees for prior management Buyer may have a responsibility to settle the judgment.

SECTION 7.03 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

ARTICLE VIII

General Provisions

SECTION 8.01

(a) Entire Agreement. This Agreement, together with all exhibits and schedules attached hereto, constitutes the entire agreement between and among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

(b) Survival of Covenants, Representations, Warranties and Agreements. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall not survive the Closing except for the covenants and agreements contained herein which contemplate or specifically provide for performance after the Closing Date.

(c) Costs and Expenses. Each of the parties to this Agreement shall bear his or its own expenses incurred in connection with the negotiation, preparation, execution and closing of this Agreement and the transactions contemplated hereby (the “Transaction Expenses”).

(d) Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any party hereto to another (herein collectively called “Notice”) shall be in writing and delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested, or by facsimile, as follows:

If to Buyer:	National Energy Services, Inc.
16238 F-108 Ranch Rd
Austin, TX 78717
Fax : (410) 309-5962

If to Seller:	Propalms International LTD
555 Winderley Place
Suite 300
Orlando, FL 32751

Each of the above addresses for notice purposes may be changed by providing appropriate notice hereunder. Notice given by personal delivery or registered mail shall be effective upon actual receipt. Notice given by facsimile shall be effective upon actual receipt if received during the recipient’s normal business hours’ or at the beginning of the recipient’s next normal business day after receipt if not received during the recipient’s normal business hours. All Notices by facsimile shall be confirmed by the sender thereof promptly after transmission in writing by registered mail or personal delivery.

(e) Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Nevada.

(f) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

(g) Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

(h) Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

IN WITNESS WHEREOF, Buyer, Seller and the Company have executed this Agreement as of the date first written above.

National Energy Services Company, Inc.		Propalms International LTD

By:	/s/ David LaFave	By:	/s/ Robert Zysblat
Name:	David LaFave	Name:	Robert Zysblat
Title:	President	Title:	President

APPENDIX 102

(Security Interests)

APPENDIX 102b1

(Interim Balance Sheet)

APPENDIX 104

(Purchase Price and Payment)

50% of the development cost of the IP purchased; and

50% of the average net profit for product sales for the last three years, without any public company costs; and

100% of the costs of IP in development.

This information is to be supplied by the licensor along with a contract for the management of the licensor’s sales network.

Shares of the common stock of NEGS shall be issued at a price of $.01 USD for the complete value of the calculation above with a percentage, to be determined, issued as a dividend as soon as practicable after the closing to existing shareholders’ of PRP.

APPENDIX 201

(Articles of Incorporation, Bylaws with any Amendments)

APPENDIX 201c

(Capitalization Schedule)

APPENDIX 201d

(Assets)

Customer Lists for the last three years of all products licensed.

Existing sales contracts for delivery after the closing date

All effective maintenance or service contracts

Worldwide, exclusive, Product License Agreement in perpetuity for all existing or in development Intellectual Property (“IP”) owned or developed by Licensor as of August 31, 2010

First right of refusal to license any software developed Licensor, its subsidiaries or ventures for next 5 years

Rights under the licensing agreement to the existing product names that the IP is sold under and all marketing methods, distribution agreements in effect or contemplated, and all marketing materials used in the past 24 months.

Current marketing and certain management will become employees of the operating subsidiary of NEGS where the assets purchased will be housed.

APPENDIX 201e

(Leased Real Property)

APPENDIX 201f

(Vendor/ Consulting Contracts)

(Revenue Contracts)

Norman Birmingham will continue a contract with Buyer, agreed to by Seller by signing this Stock Purchase Agreement, to provide various financial services including advising the company on SEC compliance issue and the drafting of all compliance reports required for the activities of the company and interface with auditors and attorneys relative to these reports or filings with FINRA and the States in which the company and subsidiaries are domiciled. He will also provide accounting and accounting oversight services. He may also participate in growth strategy sessions and negotiations for acquisition of products, asset or potential subsidiaries and other professional services as the company may wish to secure in the future.

All other contracts will be terminated before closing and paid in full.

APPENDIX 201il

(Registered and Unregistered Intellectual Property)

APPENDIX 201j

(Brokers and Finders Fee)

None

APPENDIX 201k

(Employee Benefits Plan)

None

APPENDIX 201n

(Tax Returns)

None